**MINERAL PROPERTY OPTION AGREEMENT**
**(GOCHAGER LAKE PROPERTY)**

THIS AGREEMENT dated for reference March 07, 2018

BETWEEN:

U.S. LITHIUM CORP.,
of 2360 Corporate Circle, Suite 4000 Henderson, NV;

("U.S. Lithium" or the "Optionor")

OF THE FIRST PART

AND:

CAMEO RESOURCES CORP.,
of #600-666 Burrard St, Vancouver, BC V6C 3P6, Canada

("Cameo")

OF THE SECOND PART

WHEREAS:

A. The Optionor owns a 100% undivided interest in the four (4) mineral claims (the "Claims") located in the Gochager Lake area of Saskatchewan. The Claims are more particularly described in Schedule "A" attached hereto which forms a material part hereof; and

B. The Optionor has agreed to grant to Cameo the sole and exclusive option to acquire a 100% interest, subject to a fixed smelter return royalty, in the Claims and to explore the Claims upon the terms and conditions hereinafter set forth;

NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the mutual covenants and provisos herein contained, THE PARTIES HERETO AGREE AS FOLLOWS:

**1. THE OPTIONOR REPRESENTATIONS AND WARRANTIES**

1.1 The Optionor represents and warrants to Cameo that:

(a) the Optionor is the registered and beneficial owner of 100% undivided interest in the Claims and has the exclusive right to explore for and subsequently exploit mineralization discovered on the Claims, which are accurately described in Schedule "A" attached hereto;

(b) the Claims are free and clear of all liens, charges and claims of others, and the

Optionor has a free and unimpeded right of access to the Claims and has use of the Claims' surface for the herein purposes, and during the term of this Agreement, the Optionor shall take all actions and do all things necessary or desirable to ensure that (i) no liabilities are incurred on the Claims other than with the express written consent of Cameo; and (ii) the Claims remain free and clear of all encumbrances;

(c) the Optionor has the right to option their interest in the Claims to Cameo as contemplated in this Agreement;

(d) the Claims have, to the best of the Optionor's knowledge, been duly and validly located and recorded in a good and miner-like manner pursuant to the laws of Saskatchewan and are in good standing in Saskatchewan as of the date of this Agreement;

(e) to the Optionor's knowledge, there are no adverse claims or challenges against or to their ownership of or title to the Claims, nor to the knowledge of the Optionor, is there any basis therefore, and there are no outstanding agreements or options to acquire or purchase the Claims or any portion thereof;

(f) the Optionor has the full right, authority and capacity to enter into this Agreement without first obtaining the consent of any other person or body corporate and the consummation of the transaction herein contemplated will not conflict with or result in any breach of any covenants or agreements contained in, or constitute a default under, or result in the creation of any encumbrance under the provisions of any indenture, agreement or other instrument whatsoever to which the Optionor is a party or is bound or to which it is subject; and

(g) no proceedings are pending for, and the Optionor is unaware of any basis for, the institution of any proceedings which could lead to the placing of the Optionor in bankruptcy, or in any position similar to bankruptcy.

1.2 The representations and warranties of the Optionor set out in paragraph 1.1 above form a part of this Agreement and are conditions upon which Cameo has relied in entering into this Agreement and shall survive the acquisition of any interest in the Claims by Cameo.

1.3 The Optionor will indemnify Cameo from all loss, damage, costs, actions and suits arising out of or in connection with any breach of any representation, warranty, covenant, agreement or condition made by the Optionor and contained in this Agreement.

## 2. CAMEO'S REPRESENTATIONS

Cameo warrants and represents to the Optionor that it is a body corporate, duly incorporated under the laws of the Province of British Columbia, Canada, with full power and absolute capacity to enter into this Agreement and that the terms of this Agreement have been authorized by all necessary corporate acts and deeds in order to give effect to the terms hereof.

## 3. GRANT OF OPTION

The Optionor hereby gives and grants to Cameo the sole and exclusive right and option to acquire a 100% undivided right, title and interest in and to the Claims (the "Option"), subject to a 2% net smelter return royalty described in Section 10, by performing the acts and deeds and paying the sums provided for in paragraph 4.

## 4. CONSIDERATION FOR THE GRANT OF OPTION

In order to keep the Option granted to Cameo in respect of the Claims in good standing and in force and effect, Cameo shall be obligated to:

(a) issue 1,000,000 common shares to the Optionor upon TSX Venture Exchange approval, which shares shall be subject to transfer restrictions in accordance with applicable laws, including without limitation a four month hold period under Canadian securities laws;

(b) pay $60,000.00 to the Optionor within 5 business days of signing of the Agreement; and

(c) make $225,000.00 in expenditure commitments on the Property on or before July 2, 2019.

## 5. RIGHT TO ABANDON INTEREST IN CLAIMS

Should Cameo, in its sole discretion, determine that any part of the Claims no longer warrants further exploration and development, then Cameo may abandon such interest or interests without affecting its rights or obligations under this Agreement, so long as Cameo provides the Optionor with 30 days' notice of its intention to do so and returns the mineral disposition(s) comprising the Claims to be abandoned to the Optionor with a minimum of one year assessment work recorded on such mineral disposition(s).

## 6. TERMINATION OF OPTION

6.1 Subject to paragraph 6.2, the Option shall terminate if Cameo fails to fulfil its obligations in accordance with paragraph 4 herein within the time periods specified.

6.2 If Cameo shall be in default of any requirement set forth in paragraph 4 herein, the Optionor shall give written notice to Cameo specifying the default and Cameo shall not lose any rights granted under this Agreement, unless within 30 days after the giving of notice of default by the Optionor, Cameo has failed to take reasonable steps to cure the default by the appropriate performance.

6.3 If the Option is terminated in accordance with paragraphs 6.1 and 6.2 herein, Cameo shall have no interest in or to the Claims, and any share issuances, cash payments or expenditure commitments made by Cameo to or on behalf of the Optionor under this Agreement shall be non-refundable by the Optionor to Cameo for which Cameo shall have no recourse.

## 7. ACQUISITION OF INTERESTS IN THE CLAIMS

At such time as Cameo has fulfilled its obligations in accordance with paragraph 4 herein, within the time periods specified therein, then the Option shall be deemed to have been exercised by Cameo, and Cameo shall have thereby, without any further act, acquired a 100% interest in and to the Claims. Upon the exercise of the Option, the Optionor shall forthwith provide Cameo with such documents as Cameo and its counsel shall require to record its due interest in respect of the Claims. Until the Option is exercised, Cameo shall provide the Optionor with all exploration data it receives with respect to the Claims, including all technical reports and annual reports (technical and financial).

## 8. OPERATOR

8.1 Upon the execution of this Agreement, Cameo will act as the operator (the "Operator") of the Claims under this Agreement. Cameo may resign as the Operator and appoint a new party in its place, subject to the consent of the Optionor, which consent shall not be unreasonably withheld.

8.2 The Operator shall have full right, power and authority to do everything necessary or desirable in connection with the exploration and development of the Claims.

## 9. COVENANTS OF CAMEO

9.1 Cameo shall perform all work on the Claims in a miner-like manner and shall comply with all laws, regulations and permitting requirements of Canada and the Province of Saskatchewan including compliance with all:

(a) environmental statutes, guidelines and regulations;

(b) work permit conditions as required by the Saskatchewan Ministry of Energy and Mines including First Nations consultation; and

(c) work restrictions relating to forest fire hazards and other safety concerns as specified by provincial regulations.

9.2 Any environmental liability or statutory violations which result from the actions of Cameo shall be the sole responsibility of Cameo.

## 10. NET SMELTER RETURNS ROYALTY

Cameo and the Optionor acknowledge and agree that the Claims are subject to a 2% net smelter returns royalty payable to one of the vendors from which the Optionor acquired the Claims.

## 11. CONFIDENTIALITY

11.1 All information provided to or received by the parties hereunder shall be treated as confidential ("Confidential Information"). Each of the parties shall each solicit the

consent of the other to the disclosure of Confidential Information in circumstances other than those set forth in paragraph 11.2.

11.2 The consent required by paragraph 9.1 shall not apply to a disclosure to: (a) comply with any applicable laws, stock exchange rules or a regulatory authority having jurisdiction; (b) a consultant, contractor or subcontractor of a party that has a bona fide need to be informed and is subject to confidentiality obligations to the disclosing party that are no less strict than those of the parties hereunder; or (c) a bank or other financial institution or commercial lender from which the disclosing party is seeking equity or debt financing.

11.3 The parties agree to cooperate on the form of any press release with respect to this Agreement or the Claims (a "Press Release") and consult each other prior to issuing any Press Release or public statement regarding this Agreement or the Claims. Notwithstanding the foregoing, it is acknowledged that any Press Release will disclose all information required pursuant to National Instrument 43-101 of the Canadian Securities Administrators.

## 12. FURTHER ASSURANCES

The parties hereto agree to do or cause to be done all acts or things necessary to implement and carry into effect the provisions and intent of this Agreement.

## 13. FORCE MAJEURE

If Cameo is prevented from or delayed in complying with any provisions of this Agreement by reasons of strikes, labour disputes, lockouts, labour shortages, power shortages, fires, wars, acts of God, governmental regulations restricting normal operations or any other reason or reasons beyond the control of Cameo, the time limit for the performance of the various provisions of this Agreement as set out above shall be extended by a period of time equal in length to the period of such prevention and delay, and Cameo, insofar as is possible, shall promptly give written notice to the Optionor of the particulars of the reasons for any prevention or delay under this section, and shall take all reasonable steps to remove the cause of such prevention or delay and shall give written notice to the Optionor as soon as such cause ceases to exist.

## 14. ENTIRE AGREEMENT

This Agreement constitutes the entire agreement to date between the parties hereto and supersedes every previous agreement, communication, expectation, negotiation, representation or understanding, whether oral or written, express or implied, statutory or otherwise, between the parties hereto with respect to the subject matter of this Agreement.

## 15. NOTICE

15.1 Any notice required to be given under this Agreement shall be deemed to be well and sufficiently given if delivered, or if mailed by registered mail, in the case of the Optionor addressed to it as follows:

U.S. Lithium Corp.
2360 Corporate Circle, Suite 4000
Henderson, NV, USA
89074

and in the case of Cameo addressed as follows:

Cameo Resources Corp.
#600-666 Burrard St
Vancouver, BC V6C 3P6
Canada

and any notice given as aforesaid shall be deemed to have been given, if delivered, when delivered, or if mailed by registered mail, on the fourth business day after the date of mailing thereof.

15.2 Either party hereto may from time to time by notice in writing change its address for the purpose of this section.

## 16. OPTION ONLY

Until the Option is exercised, this is an option only and except as specifically provided otherwise, nothing herein contained shall be construed as obligating Cameo to do any acts or make any payments hereunder and any acts or payments made hereunder shall not be construed as obligating Cameo to do any further acts or make any further payments.

## 17. TRANSFER

Cameo may sell, transfer, convey, assign, mortgage or grant an option in respect of or grant a right to purchase or in any manner transfer all or any portion of its interest or rights under this Agreement with 30 day consent in writing to the Optionor, such consent not to be unreasonably withheld.

## 18. RELATIONSHIP OF PARTIES

Nothing contained in this Agreement shall, except to the extent specifically authorized hereunder, be deemed to constitute either party hereto a partner, agent or legal representative of the other party.

## 19. TIME OF ESSENCE

Time shall be of the essence of this Agreement.

## 20. TITLES

The titles to the respective sections hereof shall not be deemed a part of this Agreement but shall be regarded as having been used for convenience only.

## 21. CURRENCY

Any and all funds referred to under the terms of this Agreement shall be funds designated in the lawful currency of United States of America.

## 22. SEVERABILITY

In the event that any of the paragraphs contained in this Agreement, or any portion thereof, is unenforceable or is declared invalid for any reason whatsoever, such unenforceability or invalidity shall not affect the enforceability or validity of the remaining terms or portions thereof contained in this Agreement and such unenforceable or invalid paragraph, or portion thereof, shall be severable from the remainder of the Agreement.

## 23. GOVERNING LAW AND ARBITRATION

23.1 This Agreement shall be governed by and interpreted in accordance with the laws of the Province of British Columbia and the parties hereby irrevocably attorn to the jurisdiction of the courts of such Province.

23.2 All disputes arising out of or in connection with this Agreement, or in respect of any defined legal relationship associated therewith or derived therefrom, shall be referred to and finally resolved by arbitration under the rules of the British Columbia International Commercial Arbitration Centre.

23.3 The appointing authority shall be the British Columbia International Commercial Arbitration Centre and the case shall be administered by the British Columbia International Commercial Arbitration Centre in accordance with its "Revised Domestic Commercial Arbitration Rules of Procedure" at Vancouver, British Columbia.

## 24. ENUREMENT

This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

IN WITNESS WHEREOF this Agreement has been executed as of the day and year first above written.

U.S. LITHIUM CORP.

PER: ______________________________
Authorized Signatory

CAMEO RESOURCES CORP.

PER: ______________________________
Authorized Signatory

## SCHEDULE "A"

The mineral dispositions listed below comprise the Gochager claims as referred to in this agreement.

Tenures:

S-1108978, 299ha, good standing until 9/12/2018
S-110898, 2,702 ha, good standing until 9/12/2018
S-110899, 591 ha, good standing until 9/12/2018
S-110665, 167 ha, good standing until 5/16/2019